COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER RESULTS
Largest Quarterly Hotel Profit Since Pandemic Inception
Third Quarter RevPAR Exceeded 80% of 2019

BETHESDA, Maryland, Thursday, November 4, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2021.

Highlights:

•Net Loss: Net loss was $1.8 million and loss per diluted share was $0.02.
•Comparable Revenues: Comparable total revenues were $181.5 million, which represents 20.4% decline from the comparable period of 2019.
•Comparable RevPAR: Comparable RevPAR was $155.17, which represents a 19.6% decline from the comparable period of 2019. Comparable ADR increased 0.7% from the comparable period in 2019.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $48.3 million, a $18.4 million improvement from the second quarter of 2021.
•Adjusted EBITDA: Adjusted EBITDA was $38.9 million, a $19.1 million improvement from the second quarter of 2021.
•Adjusted FFO: Adjusted FFO was $20.9 million and Adjusted FFO per diluted share was $0.10.
•Liquidity: The Company ended the third quarter with $537.9 million total liquidity. The Company has remained cash flow positive at the hotel level since March 2021.
•Hotel Acquisitions: The Company acquired the Bourbon Orleans Hotel in New Orleans, Louisiana and the Henderson Park Inn in Destin, Florida during the quarter. These acquisitions continued the Company's strategy to increase exposure to resort and leisure-oriented hotels.
•Preliminary October Results: Preliminary comparable revenues for October 2021 are 78.6% of the same period in 2019, as compared to 73.5% of the same period in 2019 for September 2021.

“Third quarter results exceeded our expectations as travel demand continued to return to our hotels and our asset management best practices enabled solid profit flow through. Remarkably, the portfolio achieved a higher average room rate than the comparable quarter in 2019, with a number of our resorts setting all-time records,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “Our two recent acquisitions are tracking ahead of our underwriting for the year, and we are actively exploring a number of additional acquisition opportunities with our substantial investment capacity. Additionally, we are finalizing the upbrandings of our resorts in Vail and Key West, with several more value-creation repositionings behind those. Lastly, I want to say that we were honored to have our ESG efforts recognized by GRESB as DiamondRock was once again ranked #1 among our peers for our corporate responsibility program."

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2021 acquisitions and exclude our 2021 dispositions for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended September 30,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$238.34	$209.07	$236.57	14.0%	0.7%
Occupancy	65.1%	19.9%	81.6%	45.2%	(16.5)%
RevPAR	$155.17	$41.55	$192.99	273.5%	(19.6)%
Total RevPAR	$216.03	$62.18	$271.43	247.4%	(20.4)%
Revenues	$181.5	$52.2	$228.0	247.7%	(20.4)%
Hotel Adjusted EBITDA	$48.3	$(14.3)	$70.6	437.8%	(31.6)%
Hotel Adjusted EBITDA Margin	26.60%	(27.29)%	30.95%	5,389 bps	(435) bps
Available Rooms	840,236	839,960	839,960	276	276

Actual Operating Results (2)
Revenues	$179.5	$50.1	$240.3	258.3%	(25.3)%
Net (loss) income	$(1.8)	$(79.6)	$11.6	97.7%	(115.5)%
(Loss) income per diluted share	$(0.02)	$(0.40)	$0.06	95.0%	(133.3)%
Adjusted EBITDA	$38.9	$(24.4)	$67.5	259.4%	(42.4)%
Adjusted FFO	$20.9	$(44.3)	$55.3	147.2%	(62.2)%
Adjusted FFO per diluted share	$0.10	$(0.22)	$0.27	145.5%	(63.0)%

(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel and does not adjust for hotels that had suspended operations. The amounts for all periods presented also include pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021 and Henderson Park Inn from January 1, 2019 to July 29, 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of hotels acquired and disposed of for the Company's respective ownership periods.

	Nine Months Ended September 30,			Change From
	2021	2020	2019	2020	2019
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$229.31	$213.79	$235.67	7.3%	(2.7)%
Occupancy	47.4%	29.3%	79.0%	18.1%	(31.6)%
RevPAR	$108.59	$62.59	$186.12	73.5%	(41.7)%
Total RevPAR	$153.84	$95.95	$269.70	60.3%	(43.0)%
Revenues	$383.5	$240.0	$671.9	59.8%	(42.9)%
Hotel Adjusted EBITDA	$78.0	$(18.6)	$206.6	519.4%	(62.2)%
Hotel Adjusted EBITDA Margin	20.34%	(7.73)%	30.75%	2,807 bps	(1,041) bps
Available Rooms	2,493,100	2,501,620	2,491,299	(8,520)	1,801

Actual Operating Results (2)
Revenues	$377.2	$240.4	$700.6	56.9%	(46.2)%
Net (loss) income	$(192.5)	$(187.7)	$49.6	(2.6)%	(488.1)%
(Loss) income per diluted share	$(0.94)	$(0.93)	$0.24	(1.1)%	(491.7)%
Adjusted EBITDA	$49.1	$(49.6)	$197.8	199.0%	(75.2)%
Adjusted FFO	$7.2	$(76.9)	$162.3	109.4%	(95.6)%
Adjusted FFO per diluted share	$0.03	$(0.38)	$0.80	107.9%	(96.3)%
(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel and does not adjust for hotels that had suspended operations. The amounts for all periods presented also include pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021 and Henderson Park Inn from January 1, 2019 to July 29, 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of hotels acquired and disposed of for the Company's respective ownership periods.

The following tables provide operating information for the nine months ended September 30, 2021 and preliminary operating information for October 2021(1):

	January 2021	February 2021	March 2021	April 2021	May 2021	June 2021

Number of Hotels	31	31	31	31	31	31
Number of Rooms	9,133	9,133	9,133	9,133	9,133	9,133
Occupancy	21.2%	29.1%	35.5%	38.4%	46.9%	58.7%
ADR	$192.48	$216.02	$234.19	$227.18	$222.93	$222.16
RevPAR	$40.88	$62.87	$83.06	$87.21	$104.50	$130.37
Total RevPAR	$61.46	$92.71	$116.48	$127.47	$152.57	$181.92
2021 vs 2019
Occupancy change in bps	(4,280) bps	(4,600) bps	(4,380) bps	(4,300) bps	(3,360) bps	(2,690) bps
ADR Rate % change	(4.0)%	(0.1)%	(1.4)%	(6.9)%	(12.0)%	(10.9)%
RevPAR % change	(68.2)%	(61.3)%	(55.9)%	(56.1)%	(48.7)%	(38.9)%
Total RevPAR % change	(69.0)%	(62.5)%	(57.7)%	(55.5)%	(49.2)%	(40.4)%

	July 2021	August 2021	September 2021	Preliminary October 2021

Number of Hotels	31	31	31	31
Number of Rooms	9,133	9,133	9,133	9,133
Occupancy	69.4%	63.3%	62.6%	66.8%
ADR	$242.18	$227.45	$245.31	$264.41
RevPAR	$168.00	$143.88	$153.57	$176.59
Total RevPAR	$230.84	$201.07	$216.18	$247.24
2021 vs 2019
Occupancy change in bps	(1,290) bps	(1,840) bps	(1,810) bps	(1,560) bps
ADR Rate % change	5.7%	1.4%	(4.6)%	0.3%
RevPAR % change	(10.9)%	(21.6)%	(26.0)%	(18.7)%
Total RevPAR % change	(12.5)%	(21.8)%	(26.5)%	(21.4)%
(1) The amounts for all periods presented exclude the two hotels sold during 2021, Frenchman's Reef and The Lexington Hotel and does not adjust for hotels that had suspended operations. The amounts for all periods presented also include pre-acquisition operating results for Bourbon Orleans Hotel and Henderson Park Inn. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

Hotel Acquisitions

The Company purchased the Bourbon Orleans Hotel in New Orleans, Louisiana on July 29, 2021 and the Henderson Park Inn in Destin, Florida on July 30, 2021. The combined purchase price for the two hotels was $108.6 million. Inclusive of transaction costs, the total investment was $117.4 million. The total investment in the Bourbon Orleans Hotel represents a 7% capitalization rate on 2019 net operating income (“NOI”). The hotel reopened in June and is expected to generate approximately a 6.3% NOI yield in 2022 and is underwritten to achieve a stabilized 8% NOI yield. The investment in the Henderson Park Inn represents an 8.8% capitalization rate on 2021 forecasted NOI. Both hotels are currently forecasted to exceed the Company's original underwriting for 2021.

Capital Expenditures

The Company has invested approximately $30.1 million in capital improvements at its operating hotels during the nine months ended September 30, 2021. The Company spent approximately $2.7 million on the rebuild of Frenchman's Reef during the nine months ended September 30, 2021 and has no further obligation to fund any additional amounts related to the rebuild following the sale of the property on April 30, 2021. The Company expects to spend approximately $55 million on necessary capital improvements and a select few transformational projects with attractive returns on investment in 2021. Significant projects include the following:

•The Lodge at Sonoma: The Company completed an upgrade renovation to reposition and rebrand the hotel to an Autograph Collection Hotel during the third quarter. The renovation includes a new restaurant by celebrity chef Michael Mina.
•Vail Marriott Mountain Resort: The Company is completing the final phase of a multi-year renovation to rebrand the resort as The Hythe Vail, a Luxury Collection Hotel in the fourth quarter of 2021.
•Margaritaville Beach House Key West: The Company is investing $3 million to convert the Barbary Beach House Key West to the Margaritaville Beach Resort Key West in the fourth quarter of 2021.
•JW Marriott Denver Cherry Creek: The Company is completing renovations in order to rebrand the hotel as Hotel Clio, a Luxury Collection Hotel at the first quarter of 2022.

Balance Sheet and Liquidity

As of September 30, 2021, the Company's liquidity was $537.9 million and is comprised of $66.5 million of unrestricted corporate cash, $71.4 million of unrestricted cash at its hotels and $400.0 million of capacity on its senior unsecured credit facility. As of September 30, 2021, the Company had $1.0 billion of total debt outstanding, which consisted of $586.3 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and no outstanding borrowings on its $400.0 million senior unsecured credit facility. The Company has no debt maturities until 2022.

Dividends

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of September 17, 2021. This dividend was paid on September 30, 2021. The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Earnings Call

The Company will host a conference call to discuss its third quarter results on Friday, November 5, 2021, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 9668876. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 31 premium quality hotels with over 9,100 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS	(unaudited)
Property and equipment, net	$2,544,486	$2,817,356
Right-of-use assets	100,499	96,673
Restricted cash	31,333	23,050
Due from hotel managers	109,500	69,495
Prepaid and other assets (1)	19,335	28,403
Cash and cash equivalents	66,499	111,796
Total assets	$2,871,652	$3,146,773
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$584,365	$595,149
Unsecured term loans, net of unamortized debt issuance costs	398,423	398,550
Senior unsecured credit facility	—	55,000
Total debt	982,788	1,048,699

Lease liabilities	107,939	104,973
Deferred rent	58,770	56,344
Due to hotel managers	84,464	95,548
Unfavorable contract liabilities, net	63,340	64,796
Accounts payable and accrued expenses (2)	42,324	46,542
Deferred income related to key money, net	7,753	10,946
Total liabilities	1,347,378	1,427,848
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,619,840 and 210,073,514 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2,106	2,101
Additional paid-in capital	2,292,180	2,285,491
Accumulated deficit	(775,537)	(576,531)
Total stockholders’ equity	1,518,797	1,711,109
Noncontrolling interests	5,477	7,816
Total equity	1,524,274	1,718,925
Total liabilities and equity	$2,871,652	$3,146,773

(1) Includes $8.2 million and $10.7 million of prepaid expenses and $11.1 million and $15.3 million of other assets as of September 30, 2021 and December 31, 2020, respectively, and $2.4 million of insurance receivables as of December 31, 2020.

(2) Includes $15.3 million and $15.2 million of accrued property taxes, $2.1 million and $3.9 million of accrued capital expenditures and $24.9 million and $24.8 million of other accrued liabilities as of September 30, 2021 and December 31, 2020, respectively, and $2.6 million of deferred tax liabilities as of December 31, 2020.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rooms	$128,743	$33,166	$266,051	$158,066
Food and beverage	36,513	9,586	76,052	56,529
Other	14,216	7,315	35,097	25,846
Total revenues	179,472	50,067	377,200	240,441
Operating Expenses:
Rooms	32,442	11,792	67,736	54,588
Food and beverage	26,957	10,043	58,091	45,845
Management fees	3,104	(755)	6,514	2,644
Franchise fees	6,011	1,813	12,193	8,402
Other hotel expenses	66,399	53,196	167,208	171,759
Depreciation and amortization	25,555	28,514	77,209	87,397
Impairment losses	—	—	126,697	—
Corporate expenses	8,341	7,267	23,790	19,650
Total operating expenses, net	168,809	111,870	539,438	390,285

Interest and other expense (income), net	11	(191)	(460)	58
Interest expense	10,052	10,818	29,246	43,665
Total other expenses, net	10,063	10,627	28,786	43,723
Income (loss) before income taxes	600	(72,430)	(191,024)	(193,567)
Income tax (expense) benefit	(2,371)	(7,205)	(1,433)	5,853
Net loss	(1,771)	(79,635)	(192,457)	(187,714)
Less: Net loss attributable to noncontrolling interests	6	43	812	781
Net loss attributable to the Company	(1,765)	(79,592)	(191,645)	(186,933)
Distributions to preferred stockholders	(2,454)	(845)	(7,362)	(845)
Net loss attributable to common stockholders	$(4,219)	$(80,437)	$(199,007)	$(187,778)
Loss per share:
Net loss per share available to common stockholders - basic	$(0.02)	$(0.40)	$(0.94)	$(0.93)
Net loss per share available to common stockholders - diluted	$(0.02)	$(0.40)	$(0.94)	$(0.93)

Weighted-average number of common shares outstanding:
Basic	212,256,590	200,978,327	211,966,969	200,994,434
Diluted	212,256,590	200,978,327	211,966,969	200,994,434

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,
	2021	2020	2019
Net (loss) income	$(1,771)	$(79,635)	$11,574
Interest expense	10,052	10,818	14,184
Income tax expense	2,371	7,205	1,217
Real estate related depreciation and amortization	25,555	28,514	29,474
EBITDAre	36,207	(33,098)	56,449
Non-cash lease expense and other amortization	1,664	1,715	1,750
Professional fees and pre-opening costs related to Frenchman's Reef (1)	335	593	6,378
Hotel manager transition items	523	(1,021)	582
Uninsured costs related to natural disasters (2)	187	—	—
Loss on early extinguishment of debt	—	—	2,373
Severance costs (3)	—	7,367	—
Adjusted EBITDA	$38,916	$(24,444)	$67,532

	Nine Months Ended September 30,
	2021	2020	2019
Net (loss) income	$(192,457)	$(187,714)	$49,628
Interest expense	29,246	43,665	38,264
Income tax expense (benefit)	1,433	(5,853)	1,939
Real estate related depreciation and amortization	77,209	87,397	87,805
EBITDA	(84,569)	(62,505)	177,636
Impairment losses	126,697	—	—
EBITDAre	42,128	(62,505)	177,636
Non-cash lease expense and other amortization	5,007	5,172	5,249
Professional fees and pre-opening costs related to Frenchman's Reef (1)	1,388	418	11,445
Hotel manager transition items	651	(460)	1,050
Uninsured costs related to natural disasters (2)	187	—	—
Loss on early extinguishment of debt	—	—	2,373
Severance costs (3)	(216)	7,760	—
Adjusted EBITDA	$49,145	$(49,615)	$197,753
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(2)Represents costs incurred at the Bourbon Orleans Hotel as a result of Hurricane Ida, which are not covered by insurance.
(3)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA

The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,
	2021	2020	2019
Net (loss) income	$(1,771)	$(79,635)	$11,574
Interest expense	10,052	10,818	14,184
Income tax expense	2,371	7,205	1,217
Real estate related depreciation and amortization	25,555	28,514	29,474
EBITDA	36,207	(33,098)	56,449
Corporate expenses	8,341	7,267	6,318
Interest and other expense (income), net	11	(191)	(102)
Uninsured costs related to natural disasters (1)	187	—	—
Loss on early extinguishment of debt	—	—	2,373
Professional fees and pre-opening costs related to Frenchman's Reef (2)	335	593	6,378
Hotel EBITDA	45,081	(25,429)	71,416
Non-cash lease expense and other amortization	1,664	1,715	1,750
Hotel manager transition items	523	(1,021)	582
Severance costs (3)	—	7,367	—
Hotel Adjusted EBITDA	$47,268	$(17,368)	$73,748

	Nine Months Ended September 30,
	2021	2020	2019
Net (loss) income	$(192,457)	$(187,714)	$49,628
Interest expense	29,246	43,665	38,264
Income tax expense (benefit)	1,433	(5,853)	1,939
Real estate related depreciation and amortization	77,209	87,397	87,805
EBITDA	(84,569)	(62,505)	177,636
Corporate expenses	23,790	19,650	20,785
Interest and other (income) expense, net	(460)	58	(510)
Uninsured costs related to natural disasters (1)	187	—	—
Loss on early extinguishment of debt	—	—	2,373
Professional fees and pre-opening costs related to Frenchman's Reef (2)	1,388	418	11,445
Impairment losses	126,697	—	—
Hotel EBITDA	67,033	(42,379)	211,729
Non-cash lease expense and other amortization	5,007	5,172	5,249
Hotel manager transition items	651	(460)	1,050
Severance costs (3)	(216)	7,760	—
Hotel Adjusted EBITDA	$72,475	$(29,907)	$218,028
(1)Represents costs incurred at the Bourbon Orleans Hotel as a result of Hurricane Ida, which are not covered by insurance.
(2)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(3)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,
	2021	2020	2019
Net (loss) income	$(1,771)	$(79,635)	$11,574
Real estate related depreciation and amortization	25,555	28,514	29,474
Impairment losses, net of tax	(2,215)	—	—
FFO	21,569	(51,121)	41,048
Distribution to preferred stockholders	(2,454)	(845)	—
FFO available to common stock and unit holders	19,115	(51,966)	41,048
Non-cash lease expense and other amortization	1,664	1,715	1,750
Uninsured costs related to natural disasters (1)	187	—	—
Professional fees and pre-opening costs related to Frenchman's Reef (2)	335	593	6,378
Hotel manager transition items	523	(1,021)	582
Loss on early extinguishment of debt	—	—	2,373
Severance costs (3)	—	7,367	—
Fair value adjustments to interest rate swaps	(919)	(983)	3,143
Adjusted FFO available to common stock and unit holders	$20,905	$(44,295)	$55,274
Adjusted FFO available to common stock and unit holders, per diluted share	$0.10	$(0.22)	$0.27

	Nine Months Ended September 30,
	2021	2020	2019
Net (loss) income	$(192,457)	$(187,714)	$49,628
Real estate related depreciation and amortization	77,209	87,397	87,805
Impairment losses, net of tax	127,282	—	—
FFO	12,034	(100,317)	137,433
Distribution to preferred stockholders	(7,362)	(845)	—
FFO available to common stock and unit holders	4,672	(101,162)	137,433
Non-cash lease expense and other amortization	5,007	5,172	5,249
Uninsured costs related to natural disasters (1)	187	—	—
Professional fees and pre-opening costs related to Frenchman's Reef (2)	1,388	418	11,445
Hotel manager transition items	651	(460)	1,050
Loss on early extinguishment of debt	—	—	2,373
Severance costs (3)	(216)	7,760	—
Fair value adjustments to interest rate swaps	(4,488)	11,329	4,790
Adjusted FFO available to common stock and unit holders	$7,201	$(76,943)	$162,340
Adjusted FFO available to common stock and unit holders, per diluted share	$0.03	$(0.38)	$0.80
(1)Represents costs incurred at the Bourbon Orleans Hotel as a result of Hurricane Ida, which are not covered by insurance.
(2)Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.
(3)Consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended September 30,
	2021	2020	2019
Revenues	$179,472	$50,067	$240,279
Hotel revenues from prior ownership (1)	2,044	2,317	6,045
Hotel revenues from sold hotels (2)	—	(153)	(18,338)
Comparable Revenues	$181,516	$52,231	$227,986

Hotel Adjusted EBITDA	$47,268	$(17,368)	$73,748
Hotel Adjusted EBITDA from prior ownership (1)	833	339	1,756
Hotel Adjusted EBITDA from sold hotels (2)	178	2,776	(4,938)
Comparable Hotel Adjusted EBITDA	$48,279	$(14,253)	$70,566

Hotel Adjusted EBITDA Margin	26.34%	(34.69)%	30.69%
Comparable Hotel Adjusted EBITDA Margin	26.60%	(27.29)%	30.95%

	Nine Months Ended September 30,
	2021	2020	2019
Revenues	$377,200	$240,441	$700,572
Hotel revenues from prior ownership (1)	6,406	8,435	19,194
Hotel revenues from sold hotels (2)	(60)	(8,857)	(47,872)
Comparable Revenues	$383,546	$240,019	$671,894

Hotel Adjusted EBITDA	$72,475	$(29,907)	$218,028
Hotel Adjusted EBITDA from prior ownership (1)	888	1,273	6,307
Hotel Adjusted EBITDA from sold hotels (2)	4,664	10,081	(17,758)
Comparable Hotel Adjusted EBITDA	$78,027	$(18,553)	$206,577

Hotel Adjusted EBITDA Margin	19.21%	(12.44)%	31.12%
Comparable Hotel Adjusted EBITDA Margin	20.34%	(7.73)%	30.75%
(1) Amounts represent the pre-acquisition operating results for Bourbon Orleans Hotel from January 1, 2019 to July 28, 2021 and Henderson Park Inn from January 1, 2019 to July 29, 2021. The pre-acquisition operating results were obtained from the sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our 31-hotel portfolio, which includes our 2021 acquisitions and excludes our 2021 dispositions.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$219.47	$248.90	$236.57	$241.30	$237.05
Occupancy	72.7%	82.5%	81.6%	76.0%	78.2%
RevPAR	$159.65	$205.33	$192.99	$183.45	$185.44
Total RevPAR	$240.00	$297.31	$271.43	$265.12	$268.54
Revenues (in thousands)	$197,032	$246,876	$227,986	$222,692	$894,586
Hotel Adjusted EBITDA (in thousands)	$49,794	$86,217	$70,566	$65,256	$271,833
Hotel Adjusted EBITDA Margin	25.27%	34.92%	30.95%	29.30%	30.39%
Available Rooms	820,964	830,375	839,960	839,960	3,331,259

	Quarter 1, 2020	Quarter 2, 2020	Quarter 3, 2020	Quarter 4, 2020	Full Year 2020
ADR	$220.21	$182.83	$209.07	$204.26	$211.78
Occupancy	58.9%	9.2%	19.9%	23.2%	27.8%
RevPAR	$129.70	$16.75	$41.55	$47.47	$58.79
Total RevPAR	$199.94	$26.09	$62.18	$72.34	$90.01
Revenues (in thousands)	$166,112	$21,676	$52,231	$60,760	$300,779
Hotel Adjusted EBITDA (in thousands)	$22,901	$(27,201)	$(14,253)	$(4,727)	$(23,280)
Hotel Adjusted EBITDA Margin	13.79%	(125.49)%	(27.29)%	(7.78)%	(7.74)%
Available Rooms	830,830	830,830	839,960	839,960	3,341,580

	Quarter 1, 2021	Quarter 2, 2021	Quarter 3, 2021
ADR	$217.76	$223.74	$238.34
Occupancy	28.6%	48.0%	65.1%
RevPAR	$62.25	$107.33	$155.17
Total RevPAR	$90.13	$153.97	$216.03
Revenues (in thousands)	$74,069	$127,961	$181,516
Hotel Adjusted EBITDA (in thousands)	$(105)	$29,853	$48,279
Hotel Adjusted EBITDA Margin	(0.14)%	23.33%	26.60%
Available Rooms	821,790	831,074	840,236

Market Capitalization as of September 30, 2021
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2021 closing price of $9.45/share)	$2,027,450
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	986,342
Cash and cash equivalents	(66,499)
Total enterprise value	$3,066,293
Share Reconciliation

Common shares outstanding	210,620
Operating partnership units	775
Unvested restricted stock held by management and employees	1,451
Share grants under deferred compensation plan	1,699
Combined shares and units	214,545

Debt Summary as of September 30, 2021
(dollars in thousands)
Loan	Interest Rate as of September 30, 2021	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	45,900	January 2022 (2)
Westin Washington D.C. City Center	3.99%	Fixed	56,516	January 2023
The Lodge at Sonoma Resort	3.96%	Fixed	25,786	April 2023
Westin San Diego Downtown	3.94%	Fixed	59,023	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	78,305	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	77,901	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	59,112	July 2025
Westin Boston Seaport District	4.36%	Fixed	183,799	November 2025
Unamortized debt issuance costs			(1,977)
Total mortgage and other debt, net of unamortized debt issuance costs			584,365

Unsecured term loan	LIBOR + 2.40% (3)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.40% (4)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,577)
Unsecured term loans, net of unamortized debt issuance costs			398,423

Senior unsecured credit facility	LIBOR + 2.55% (5)	Variable	—	July 2023 (6)

Total debt, net of unamortized debt issuance costs			$982,788
Weighted-average interest rate of fixed rate debt	4.25%
Total weighted-average interest rate	3.97%
(1)LIBOR is subject to a floor of 1.0%.
(2)The loan may be extended for an additional year upon satisfaction of certain conditions.
(3)The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. LIBOR is subject to a floor of 0.25%.
(4)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.
(5)    LIBOR is subject to a floor of 0.25%.
(6)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Monthly Operating Statistics (1)
	Number of Rooms	ADR			Occupancy			RevPAR
		July 2021	July 2020	B/(W) 2020	July 2021	July 2020	B/(W) 2020	July 2021	July 2020	B/(W) 2020

Total - 31 Hotels	9,133	$242.18	$215.16	12.6%	69.4%	16.8%	52.6%	$168.00	$36.24	363.6%

Resorts - 14 Hotels	2,470	$373.10	$277.25	34.6%	75.5%	33.6%	41.9%	$281.54	$93.05	202.6%

	Number of Rooms	July 2021	July 2019	B/(W) 2019	July 2021	July 2019	B/(W) 2019	July 2021	July 2019	B/(W) 2019

Total - 31 Hotels	9,133	$242.18	$229.06	5.7%	69.4%	82.3%	(12.9)%	$168.00	$188.54	(10.9)%

Resorts - 14 Hotels	2,470	$373.10	$256.15	45.7%	75.5%	81.0%	(5.5)%	$281.54	$207.49	35.7%

	Number of Rooms	August 2021	August 2020	B/(W) 2020	August 2021	August 2020	B/(W) 2020	August 2021	August 2020	B/(W) 2020

Total - 31 Hotels	9,133	$227.45	$204.83	11.0%	63.3%	19.6%	43.7%	$143.88	$40.09	258.9%

Resorts - 14 Hotels	2,470	$345.37	$264.56	30.5%	63.2%	39.1%	24.1%	$218.33	$103.35	111.3%

	Number of Rooms	August 2021	August 2019	B/(W) 2019	August 2021	August 2019	B/(W) 2019	August 2021	August 2019	B/(W) 2019

Total - 31 Hotels	9,133	$227.45	$224.37	1.4%	63.3%	81.7%	(18.4)%	$143.88	$183.41	(21.6)%

Resorts - 14 Hotels	2,470	$345.37	$253.88	36.0%	63.2%	76.6%	(13.4)%	$218.33	$194.39	12.3%

	Number of Rooms	September 2021	September 2020	B/(W) 2020	September 2021	September 2020	B/(W) 2020	September 2021	September 2020	B/(W) 2020

Total - 31 Hotels	9,133	$245.31	$208.21	17.8%	62.6%	23.3%	39.3%	$153.57	$48.54	216.4%

Resorts - 14 Hotels	2,470	$346.90	$284.45	22.0%	61.4%	40.0%	21.4%	$213.06	$113.84	87.2%

	Number of Rooms	September 2021	September 2019	B/(W) 2019	September 2021	September 2019	B/(W) 2019	September 2021	September 2019	B/(W) 2019

Total - 31 Hotels	9,133	$245.31	$257.27	(4.6)%	62.6%	80.7%	(18.1)%	$153.57	$207.49	(26.0)%

Resorts - 14 Hotels	2,470	$346.90	$259.03	33.9%	61.4%	69.6%	(8.2)%	$213.06	$180.26	18.2%
(1) All periods presented include the two hotels acquired in 2021: Bourbon Orleans Hotel and Henderson Park Inn and exclude the two hotels sold in 2021: Frenchman's Reef and The     Lexington Hotel.

	Operating Statistics – Third Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		3Q 2021	3Q 2020	B/(W) 2020	3Q 2021	3Q 2020	B/(W) 2020	3Q 2021	3Q 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$119.77	$96.94	23.6%	63.2%	13.3%	49.9%	$75.75	$12.89	487.7%
Barbary Beach House Key West	186	$382.97	$194.90	96.5%	76.3%	33.6%	42.7%	$292.20	$65.49	346.2%
Bethesda Marriott Suites	272	$118.48	$104.27	13.6%	41.1%	19.0%	22.1%	$48.73	$19.85	145.5%
Bourbon Orleans Hotel (1)	218	$189.19	$—	100.0%	55.9%	—%	55.9%	$105.73	$—	100.0%
Cavallo Point, The Lodge at the Golden Gate	142	$697.33	$510.79	36.5%	58.6%	26.1%	32.5%	$408.40	$133.09	206.9%
Chicago Marriott Downtown Magnificent Mile	1,200	$204.01	$159.33	28.0%	54.4%	1.8%	52.6%	$110.97	$2.90	3,726.6%
Courtyard Denver Downtown	177	$198.04	$105.53	87.7%	77.0%	29.1%	47.9%	$152.42	$30.71	396.3%
Courtyard New York Manhattan/Fifth Avenue	189	$188.42	$—	100.0%	94.3%	—%	94.3%	$177.64	$—	100.0%
Courtyard New York Manhattan/Midtown East	321	$221.26	$133.02	66.3%	77.5%	38.8%	38.7%	$171.52	$51.60	232.4%
Havana Cabana Key West	106	$289.47	$152.98	89.2%	85.6%	69.0%	16.6%	$247.92	$105.59	134.8%
Henderson Park Inn (2)	37	$630.12	$560.12	12.5%	91.9%	88.7%	3.2%	$579.30	$496.84	16.6%
Hilton Boston Downtown/Faneuil Hall	403	$236.15	$139.19	69.7%	82.3%	12.3%	70.0%	$194.26	$17.09	1,036.7%
Hilton Burlington Lake Champlain	258	$304.18	$176.52	72.3%	83.1%	22.4%	60.7%	$252.78	$39.55	539.1%
Hilton Garden Inn New York/Times Square Central	282	$178.29	$—	100.0%	89.6%	—%	89.6%	$159.71	$—	100.0%
Hotel Emblem San Francisco	96	$163.36	$141.40	15.5%	61.4%	14.3%	47.1%	$100.30	$20.22	396.0%
Hotel Palomar Phoenix	242	$166.94	$118.13	41.3%	56.3%	28.8%	27.5%	$93.95	$34.05	175.9%
JW Marriott Denver Cherry Creek	199	$291.32	$204.28	42.6%	77.5%	39.4%	38.1%	$225.78	$80.55	180.3%
Kimpton Shorebreak Resort	157	$390.89	$290.80	34.4%	79.9%	53.5%	26.4%	$312.46	$155.54	100.9%
L'Auberge de Sedona	88	$833.84	$606.77	37.4%	73.0%	76.5%	(3.5)%	$609.01	$464.45	31.1%
Orchards Inn Sedona	70	$263.02	$197.72	33.0%	66.1%	59.5%	6.6%	$173.86	$117.56	47.9%
Renaissance Charleston Historic District Hotel	167	$322.94	$174.20	85.4%	89.8%	44.5%	45.3%	$290.15	$77.55	274.1%
Salt Lake City Marriott Downtown at City Creek	510	$166.22	$122.16	36.1%	56.4%	12.9%	43.5%	$93.79	$15.76	495.1%
The Gwen Hotel	311	$271.16	$196.22	38.2%	71.3%	20.8%	50.5%	$193.23	$40.74	374.3%
The Landing Lake Tahoe Resort & Spa	82	$725.58	$494.05	46.9%	42.1%	78.5%	(36.4)%	$305.18	$387.76	(21.3)%
The Lodge at Sonoma Renaissance Resort & Spa	182	$424.58	$248.29	71.0%	72.0%	43.6%	28.4%	$305.73	$108.28	182.4%
Vail Marriott Mountain Resort	344	$262.06	$228.66	14.6%	45.9%	36.0%	9.9%	$120.41	$82.35	46.2%
Westin Boston Waterfront	793	$210.10	$141.08	48.9%	63.9%	3.8%	60.1%	$134.26	$5.36	2,404.9%
Westin Fort Lauderdale Beach Resort	433	$200.44	$136.40	47.0%	57.6%	29.5%	28.1%	$115.37	$40.29	186.3%
Westin San Diego Downtown	436	$174.42	$144.69	20.5%	74.2%	23.0%	51.2%	$129.40	$33.27	288.9%
Westin Washington D.C. City Center	410	$143.36	$122.48	17.0%	43.7%	9.0%	34.7%	$62.66	$11.00	469.6%
Worthington Renaissance Fort Worth Hotel	504	$146.48	$141.75	3.3%	62.7%	17.4%	45.3%	$91.79	$24.66	272.2%
Comparable Total (3)	9,133	$238.34	$209.07	14.0%	65.1%	19.9%	45.2%	$155.17	$41.55	273.5%

Resorts - 14 Hotels	2,470	$356.79	$271.59	31.4%	66.8%	38.4%	28.4%	$238.24	$104.24	128.5%
(1) Hotel was acquired on July 29, 2021. Amounts reflect the operating results for the period from July 29, 2021 to September 30, 2021 and July 29, 2020 to September 30, 2020.
(2) Hotel was acquired on July 30, 2021. Amounts reflect the operating results for the period from July 30, 2021 to September 30, 2021 and July 30, 2020 to September 30, 2020.
(3) Amounts include the pre-acquisition operating results of the two hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Operating Statistics – Third Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		3Q 2021	3Q 2019	B/(W) 2019	3Q 2021	3Q 2019	B/(W) 2019	3Q 2021	3Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$119.77	$163.80	(26.9)%	63.2%	72.9%	(9.7)%	$75.75	$119.41	(36.6)%
Barbary Beach House Key West	186	$382.97	$205.47	86.4%	76.3%	61.4%	14.9%	$292.20	$126.16	131.6%
Bethesda Marriott Suites	272	$118.48	$167.95	(29.5)%	41.1%	70.4%	(29.3)%	$48.73	$118.20	(58.8)%
Bourbon Orleans Hotel (1)	218	$189.19	$189.73	(0.3)%	55.9%	77.2%	(21.3)%	$105.73	$146.38	(27.8)%
Cavallo Point, The Lodge at the Golden Gate	142	$697.33	$469.36	48.6%	58.6%	68.1%	(9.5)%	$408.40	$319.72	27.7%
Chicago Marriott Downtown Magnificent Mile	1,200	$204.01	$239.22	(14.7)%	54.4%	82.5%	(28.1)%	$110.97	$197.32	(43.8)%
Courtyard Denver Downtown	177	$198.04	$218.40	(9.3)%	77.0%	85.9%	(8.9)%	$152.42	$187.70	(18.8)%
Courtyard New York Manhattan/Fifth Avenue	189	$188.42	$256.72	(26.6)%	94.3%	91.6%	2.7%	$177.64	$235.21	(24.5)%
Courtyard New York Manhattan/Midtown East	321	$221.26	$266.37	(16.9)%	77.5%	97.4%	(19.9)%	$171.52	$259.56	(33.9)%
Havana Cabana Key West	106	$289.47	$170.13	70.1%	85.6%	85.9%	(0.3)%	$247.92	$146.13	69.7%
Henderson Park Inn (2)	37	$630.12	$506.61	24.4%	91.9%	85.2%	6.7%	$579.30	$431.42	34.3%
Hilton Boston Downtown/Faneuil Hall	403	$236.15	$342.48	(31.0)%	82.3%	92.6%	(10.3)%	$194.26	$317.16	(38.8)%
Hilton Burlington Lake Champlain	258	$304.18	$244.03	24.6%	83.1%	90.1%	(7.0)%	$252.78	$219.97	14.9%
Hilton Garden Inn New York/Times Square Central	282	$178.29	$249.41	(28.5)%	89.6%	98.7%	(9.1)%	$159.71	$246.24	(35.1)%
Hotel Emblem San Francisco	96	$163.36	$247.06	(33.9)%	61.4%	91.7%	(30.3)%	$100.30	$226.47	(55.7)%
Hotel Palomar Phoenix	242	$166.94	$143.55	16.3%	56.3%	73.4%	(17.1)%	$93.95	$105.30	(10.8)%
JW Marriott Denver Cherry Creek	199	$291.32	$262.04	11.2%	77.5%	85.9%	(8.4)%	$225.78	$225.20	0.3%
Kimpton Shorebreak Resort	157	$390.89	$306.54	27.5%	79.9%	81.8%	(1.9)%	$312.46	$250.72	24.6%
L'Auberge de Sedona	88	$833.84	$533.79	56.2%	73.0%	71.7%	1.3%	$609.01	$382.61	59.2%
Orchards Inn Sedona	70	$263.02	$207.09	27.0%	66.1%	74.3%	(8.2)%	$173.86	$153.97	12.9%
Renaissance Charleston Historic District Hotel	167	$322.94	$239.40	34.9%	89.8%	77.9%	11.9%	$290.15	$186.38	55.7%
Salt Lake City Marriott Downtown at City Creek	510	$166.22	$179.29	(7.3)%	56.4%	76.1%	(19.7)%	$93.79	$136.50	(31.3)%
The Gwen Hotel	311	$271.16	$280.57	(3.4)%	71.3%	91.3%	(20.0)%	$193.23	$256.27	(24.6)%
The Landing Lake Tahoe Resort & Spa	82	$725.58	$376.60	92.7%	42.1%	86.4%	(44.3)%	$305.18	$325.43	(6.2)%
The Lodge at Sonoma Renaissance Resort & Spa	182	$424.58	$349.59	21.5%	72.0%	83.8%	(11.8)%	$305.73	$292.92	4.4%
Vail Marriott Mountain Resort	344	$262.06	$212.25	23.5%	45.9%	70.4%	(24.5)%	$120.41	$149.45	(19.4)%
Westin Boston Waterfront	793	$210.10	$261.88	(19.8)%	63.9%	84.5%	(20.6)%	$134.26	$221.26	(39.3)%
Westin Fort Lauderdale Beach Resort	433	$200.44	$144.14	39.1%	57.6%	69.6%	(12.0)%	$115.37	$100.29	15.0%
Westin San Diego Downtown	436	$174.42	$192.85	(9.6)%	74.2%	86.0%	(11.8)%	$129.40	$165.84	(22.0)%
Westin Washington D.C. City Center	410	$143.36	$178.69	(19.8)%	43.7%	90.7%	(47.0)%	$62.66	$162.01	(61.3)%
Worthington Renaissance Fort Worth Hotel	504	$146.48	$177.73	(17.6)%	62.7%	69.5%	(6.8)%	$91.79	$123.48	(25.7)%
Comparable Total (3)	9,133	$238.34	$236.57	0.7%	65.1%	81.6%	(16.5)%	$155.17	$192.99	(19.6)%

Resorts - 14 Hotels	2,470	$356.79	$256.01	39.4%	66.8%	75.8%	(9.0)%	$238.24	$194.11	22.7%
(1) Hotel was acquired on July 29, 2021. Amounts reflect the operating results for the period from July 29, 2021 to September 30, 2021 and July 29, 2019 to September 30, 2019.
(2) Hotel was acquired on July 30, 2021. Amounts reflect the operating results for the period from July 30, 2021 to September 30, 2021 and July 30, 2019 to September 30, 2019.
(3) Amounts include the pre-acquisition operating results of the two hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2021	YTD 2020	B/(W) 2020	YTD 2021	YTD 2020	B/(W) 2020	YTD 2021	YTD 2020	B/(W) 2020

Atlanta Marriott Alpharetta	318	$109.44	$154.29	(29.1)%	45.3%	23.8%	21.5%	$49.60	$36.70	35.1%
Barbary Beach House Key West	186	$384.06	$283.16	35.6%	85.2%	42.2%	43.0%	$327.16	$119.54	173.7%
Bethesda Marriott Suites	272	$111.73	$150.98	(26.0)%	30.6%	23.6%	7.0%	$34.20	$35.60	(3.9)%
Bourbon Orleans Hotel (1)	218	$189.19	$—	100.0%	55.9%	—%	55.9%	$105.73	$—	100.0%
Cavallo Point, The Lodge at the Golden Gate	142	$634.83	$468.97	35.4%	41.3%	24.3%	17.0%	$262.11	$114.14	129.6%
Chicago Marriott Downtown Magnificent Mile	1,200	$194.21	$164.09	18.4%	25.1%	14.9%	10.2%	$48.76	$24.42	99.7%
Courtyard Denver Downtown	177	$152.90	$142.27	7.5%	59.5%	27.0%	32.5%	$91.05	$38.47	136.7%
Courtyard New York Manhattan/Fifth Avenue	189	$181.14	$206.17	(12.1)%	40.9%	20.5%	20.4%	$74.06	$42.17	75.6%
Courtyard New York Manhattan/Midtown East	321	$171.24	$150.19	14.0%	75.4%	63.7%	11.7%	$129.17	$95.61	35.1%
Havana Cabana Key West	106	$284.07	$221.74	28.1%	91.1%	55.5%	35.6%	$258.91	$123.12	110.3%
Henderson Park Inn (2)	37	$630.12	$560.12	12.5%	91.9%	88.7%	3.2%	$579.30	$496.84	16.6%
Hilton Boston Downtown/Faneuil Hall	403	$193.40	$183.50	5.4%	52.9%	25.9%	27.0%	$102.27	$47.58	114.9%
Hilton Burlington Lake Champlain	258	$230.48	$149.39	54.3%	59.4%	20.6%	38.8%	$136.85	$30.80	344.3%
Hilton Garden Inn New York/Times Square Central	282	$169.24	$154.35	9.6%	44.2%	25.6%	18.6%	$74.86	$39.46	89.7%
Hotel Emblem San Francisco	96	$152.78	$235.06	(35.0)%	38.3%	27.3%	11.0%	$58.49	$64.22	(8.9)%
Hotel Palomar Phoenix	242	$158.13	$195.61	(19.2)%	55.6%	34.5%	21.1%	$87.86	$67.55	30.1%
JW Marriott Denver Cherry Creek	199	$256.72	$219.17	17.1%	61.9%	34.2%	27.7%	$158.94	$75.00	111.9%
Kimpton Shorebreak Resort	157	$322.91	$237.64	35.9%	66.0%	54.6%	11.4%	$213.24	$129.77	64.3%
L'Auberge de Sedona	88	$855.47	$585.16	46.2%	80.9%	59.1%	21.8%	$692.17	$345.92	100.1%
Orchards Inn Sedona	70	$287.73	$204.08	41.0%	69.9%	44.7%	25.2%	$201.15	$91.22	120.5%
Renaissance Charleston Historic District Hotel	167	$299.52	$206.83	44.8%	79.2%	41.7%	37.5%	$237.18	$86.34	174.7%
Salt Lake City Marriott Downtown at City Creek	510	$141.35	$158.91	(11.1)%	43.3%	22.9%	20.4%	$61.25	$36.39	68.3%
The Gwen Hotel	311	$244.80	$194.12	26.1%	48.7%	28.1%	20.6%	$119.29	$54.54	118.7%
The Landing Lake Tahoe Resort & Spa	82	$486.70	$405.37	20.1%	50.0%	48.4%	1.6%	$243.57	$196.06	24.2%
The Lodge at Sonoma Renaissance Resort & Spa	182	$345.68	$240.69	43.6%	56.7%	29.9%	26.8%	$195.99	$71.94	172.4%
Vail Marriott Mountain Resort	344	$317.33	$367.58	(13.7)%	46.0%	34.0%	12.0%	$145.93	$124.93	16.8%
Westin Boston Waterfront	793	$180.87	$193.59	(6.6)%	38.6%	21.2%	17.4%	$69.80	$40.95	70.5%
Westin Fort Lauderdale Beach Resort	433	$236.88	$224.57	5.5%	60.2%	42.8%	17.4%	$142.53	$96.09	48.3%
Westin San Diego Downtown	436	$157.46	$175.26	(10.2)%	51.3%	39.2%	12.1%	$80.71	$68.65	17.6%
Westin Washington D.C. City Center	410	$139.24	$182.86	(23.9)%	25.8%	23.6%	2.2%	$35.88	$43.20	(16.9)%
Worthington Renaissance Fort Worth Hotel	504	$148.82	$177.91	(16.4)%	51.2%	28.7%	22.5%	$76.19	$51.10	49.1%
Comparable Total (3)	9,133	$229.31	$213.79	7.3%	47.4%	29.3%	18.1%	$108.59	$62.59	73.5%

Resorts - 14 Hotels	2,470	$342.25	$286.98	19.3%	62.5%	38.2%	24.3%	$213.98	$109.57	95.3%
(1) Hotel was acquired on July 29, 2021. Amounts reflect the operating results for the period from July 29, 2021 to September 30, 2021 and July 29, 2020 to September 30, 2020.
(2) Hotel was acquired on July 30, 2021. Amounts reflect the operating results for the period from July 30, 2021 to September 30, 2021 and July 30, 2020 to September 30, 2020.
(3) Amounts include the pre-acquisition operating results of the two hotels acquired in 2021 and exclude the two hotels sold in 2021.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2021	YTD 2019	B/(W) 2019	YTD 2021	YTD 2019	B/(W) 2019	YTD 2021	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$109.44	$166.97	(34.5)%	45.3%	72.7%	(27.4)%	$49.60	$121.42	(59.2)%
Barbary Beach House Key West	186	$384.06	$259.71	47.9%	85.2%	80.5%	4.7%	$327.16	$209.08	56.5%
Bethesda Marriott Suites	272	$111.73	$176.98	(36.9)%	30.6%	73.0%	(42.4)%	$34.20	$129.23	(73.5)%
Bourbon Orleans Hotel (1)	218	$189.19	$189.73	(0.3)%	55.9%	77.2%	(21.3)%	$105.73	$146.38	(27.8)%
Cavallo Point, The Lodge at the Golden Gate	142	$634.83	$458.60	38.4%	41.3%	65.2%	(23.9)%	$262.11	$298.90	(12.3)%
Chicago Marriott Downtown Magnificent Mile	1,200	$194.21	$225.86	(14.0)%	25.1%	72.7%	(47.6)%	$48.76	$164.20	(70.3)%
Courtyard Denver Downtown	177	$152.90	$200.80	(23.9)%	59.5%	81.1%	(21.6)%	$91.05	$162.75	(44.1)%
Courtyard New York Manhattan/Fifth Avenue	189	$181.14	$248.54	(27.1)%	40.9%	86.7%	(45.8)%	$74.06	$215.49	(65.6)%
Courtyard New York Manhattan/Midtown East	321	$171.24	$244.82	(30.1)%	75.4%	95.6%	(20.2)%	$129.17	$234.03	(44.8)%
Havana Cabana Key West	106	$284.07	$210.19	35.1%	91.1%	90.3%	0.8%	$258.91	$189.78	36.4%
Henderson Park Inn (2)	37	$630.12	$506.61	24.4%	91.9%	85.2%	6.7%	$579.30	$431.42	34.3%
Hilton Boston Downtown/Faneuil Hall	403	$193.40	$308.79	(37.4)%	52.9%	88.9%	(36.0)%	$102.27	$274.58	(62.8)%
Hilton Burlington Lake Champlain	258	$230.48	$193.56	19.1%	59.4%	81.7%	(22.3)%	$136.85	$158.11	(13.4)%
Hilton Garden Inn New York/Times Square Central	282	$169.24	$235.87	(28.2)%	44.2%	98.5%	(54.3)%	$74.86	$232.29	(67.8)%
Hotel Emblem San Francisco	96	$152.78	$240.00	(36.3)%	38.3%	78.9%	(40.6)%	$58.49	$189.34	(69.1)%
Hotel Palomar Phoenix	242	$158.13	$185.74	(14.9)%	55.6%	82.7%	(27.1)%	$87.86	$153.51	(42.8)%
JW Marriott Denver Cherry Creek	199	$256.72	$258.63	(0.7)%	61.9%	70.8%	(8.9)%	$158.94	$183.12	(13.2)%
Kimpton Shorebreak Resort	157	$322.91	$268.57	20.2%	66.0%	78.7%	(12.7)%	$213.24	$211.27	0.9%
L'Auberge de Sedona	88	$855.47	$596.05	43.5%	80.9%	78.6%	2.3%	$692.17	$468.42	47.8%
Orchards Inn Sedona	70	$287.73	$244.33	17.8%	69.9%	77.7%	(7.8)%	$201.15	$189.96	5.9%
Renaissance Charleston Historic District Hotel	167	$299.52	$260.92	14.8%	79.2%	84.0%	(4.8)%	$237.18	$219.09	8.3%
Salt Lake City Marriott Downtown at City Creek	510	$141.35	$173.43	(18.5)%	43.3%	69.4%	(26.1)%	$61.25	$120.42	(49.1)%
The Gwen Hotel	311	$244.80	$256.86	(4.7)%	48.7%	83.3%	(34.6)%	$119.29	$213.95	(44.2)%
The Landing Lake Tahoe Resort & Spa	82	$486.70	$321.13	51.6%	50.0%	65.4%	(15.4)%	$243.57	$210.11	15.9%
The Lodge at Sonoma Renaissance Resort & Spa	182	$345.68	$310.27	11.4%	56.7%	74.3%	(17.6)%	$195.99	$230.57	(15.0)%
Vail Marriott Mountain Resort	344	$317.33	$298.07	6.5%	46.0%	65.6%	(19.6)%	$145.93	$195.66	(25.4)%
Westin Boston Waterfront	793	$180.87	$251.43	(28.1)%	38.6%	78.4%	(39.8)%	$69.80	$197.05	(64.6)%
Westin Fort Lauderdale Beach Resort	433	$236.88	$204.38	15.9%	60.2%	81.8%	(21.6)%	$142.53	$167.26	(14.8)%
Westin San Diego Downtown	436	$157.46	$194.30	(19.0)%	51.3%	82.0%	(30.7)%	$80.71	$159.39	(49.4)%
Westin Washington D.C. City Center	410	$139.24	$206.84	(32.7)%	25.8%	86.9%	(61.1)%	$35.88	$179.77	(80.0)%
Worthington Renaissance Fort Worth Hotel	504	$148.82	$186.24	(20.1)%	51.2%	75.4%	(24.2)%	$76.19	$140.50	(45.8)%
Comparable Total (3)	9,133	$229.31	$235.67	(2.7)%	47.4%	79.0%	(31.6)%	$108.59	$186.12	(41.7)%

Resorts - 14 Hotels	2,470	$342.25	$272.08	25.8%	62.5%	77.0%	(14.5)%	$213.98	$209.56	2.1%
(1) Hotel was acquired on July 29, 2021. Amounts reflect the operating results for the period from July 29, 2021 to September 30, 2021 and July 29, 2019 to September 30, 2019.
(2) Hotel was acquired on July 30, 2021. Amounts reflect the operating results for the period from July 30, 2021 to September 30, 2021 and July 30, 2019 to September 30, 2019.
(3) Amounts include the pre-acquisition operating results of the two hotels acquired in 2021 and exclude the two hotels sold in 2021. .

Hotel Adjusted EBITDA Reconciliation
		Third Quarter 2021
	Days of Operation		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
		Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	92	$2,843	$426	$342	$—	$—	$768
Barbary Beach House Key West	92	$6,354	$2,103	$728	$—	$—	$2,831
Bethesda Marriott Suites	92	$1,553	$(2,390)	$532	$—	$1,490	$(368)
Bourbon Orleans Hotel	64	$1,646	$(91)	$543	$—	$4	$456
Cavallo Point, The Lodge at the Golden Gate	92	$11,455	$1,697	$2,023	$—	$94	$3,814
Chicago Marriott Downtown Magnificent Mile	92	$17,320	$1,508	$4,069	$6	$(397)	$5,186
Courtyard Denver Downtown	92	$2,755	$959	$376	$—	$—	$1,335
Courtyard New York Manhattan/Fifth Avenue	92	$3,146	$(973)	$329	$—	$253	$(391)
Courtyard New York Manhattan/Midtown East	92	$5,211	$(938)	$479	$934	$—	$475
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$3,282	$1,129	$267	$—	$—	$1,396
Henderson Park Inn	63	$1,813	$696	$150	$—	$—	$846
Hilton Boston Downtown/Faneuil Hall	92	$7,748	$980	$1,052	$—	$—	$2,032
Hilton Burlington Lake Champlain	92	$6,529	$2,683	$571	$—	$—	$3,254
Hilton Garden Inn New York/Times Square Central	92	$4,236	$(918)	$765	$—	$—	$(153)
Hotel Emblem San Francisco	92	$1,027	$(305)	$307	$—	$—	$2
Hotel Palomar Phoenix	92	$3,416	$(410)	$672	$—	$282	$544
JW Marriott Denver Cherry Creek	92	$6,507	$757	$779	$665	$5	$2,206
Kimpton Shorebreak Resort	92	$6,345	$2,121	$410	$—	$—	$2,531
L'Auberge de Sedona	92	$7,298	$1,790	$371	$—	$—	$2,161
Orchards Inn Sedona	92	$1,932	$298	$82	$—	$42	$422
Renaissance Charleston Historic District Hotel	92	$5,729	$1,933	$462	$—	$—	$2,395
Salt Lake City Marriott Downtown at City Creek	92	$5,932	$1,017	$513	$520	$11	$2,061
The Gwen Hotel	92	$8,616	$1,605	$1,085	$—	$—	$2,690
The Landing Lake Tahoe Resort & Spa	92	$3,501	$1,055	$434	$—	$—	$1,489
The Lexington Hotel	—	$—	$(178)	$—	$—	$—	$(178)
The Lodge at Sonoma Resort	92	$7,674	$1,452	$620	$268	$—	$2,340
Vail Marriott Mountain Resort	92	$4,971	$(224)	$1,064	$—	$—	$840
Westin Boston Seaport District	92	$14,033	$(2,624)	$2,531	$2,094	$(122)	$1,879
Westin Fort Lauderdale Beach Resort	92	$10,875	$515	$1,064	$—	$—	$1,579
Westin San Diego Downtown	92	$6,335	$551	$802	$604	$—	$1,957
Westin Washington D.C. City Center	92	$2,858	$(2,011)	$1,019	$617	$—	$(375)
Worthington Renaissance Fort Worth Hotel	92	$6,532	$(626)	$1,114	$753	$2	$1,243
Total		$179,472	$13,587	$25,555	$6,461	$1,664	$47,268
Prior Ownership Results (2)		$2,044	$645	$188	$—	$—	$833
Less: Sold Hotels (3)		$—	$178	$—	$—	$—	$178
Comparable Total		$181,516	$14,410	$25,743	$6,461	$1,664	$48,279
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel from July 1, 2021 to July 28, 2021 and Henderson Park Inn from July 1, 2021 to July 29, 2021.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	92	$434	$(958)	$357	$—	$—	$(601)
Barbary Beach House Key West	92	$1,586	$(924)	$669	$—	$—	$(255)
Bethesda Marriott Suites	92	$577	$(2,735)	$522	$—	$1,502	$(711)
Cavallo Point, The Lodge at the Golden Gate	92	$3,565	$(1,755)	$1,841	$—	$94	$180
Chicago Marriott Downtown Magnificent Mile	30	$615	$(8,789)	$4,155	$62	$(397)	$(4,969)
Courtyard Denver Downtown	92	$674	$(452)	$373	$—	$—	$(79)
Courtyard New York Manhattan/Fifth Avenue	—	$52	$(2,108)	$331	$—	$253	$(1,524)
Courtyard New York Manhattan/Midtown East	92	$1,551	$(2,680)	$488	$952	$—	$(1,240)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$1,668	$77	$274	$—	$—	$351
Hilton Boston Downtown/Faneuil Hall	62	$1,070	$(1,840)	$1,239	$—	$—	$(601)
Hilton Burlington Lake Champlain	77	$1,135	$(680)	$627	$—	$—	$(53)
Hilton Garden Inn New York/Times Square Central	—	$55	$(2,103)	$846	$—	$—	$(1,257)
Hotel Emblem San Francisco	92	$220	$(642)	$386	$—	$—	$(256)
Hotel Palomar Phoenix	92	$1,192	$(1,298)	$672	$39	$286	$(301)
JW Marriott Denver Cherry Creek	92	$2,382	$(1,655)	$782	$679	$6	$(188)
Kimpton Shorebreak Resort	92	$3,265	$687	$411	$—	$—	$1,098
L'Auberge de Sedona	92	$5,461	$1,476	$640	$—	$—	$2,116
Orchards Inn Sedona	92	$1,046	$(16)	$80	$—	$42	$106
Renaissance Charleston Historic District Hotel	92	$1,409	$(495)	$432	$—	$(21)	$(84)
Salt Lake City Marriott Downtown at City Creek	92	$1,038	$(1,826)	$552	$538	$—	$(736)
The Gwen Hotel	92	$1,867	$(1,830)	$1,104	$—	$—	$(726)
The Landing Lake Tahoe Resort & Spa	92	$4,217	$1,730	$416	$—	$—	$2,146
The Lexington Hotel	—	$153	$(5,235)	$2,445	$6	$8	$(2,776)
The Lodge at Sonoma Resort	92	$2,329	$(1,421)	$478	$274	$—	$(669)
Vail Marriott Mountain Resort	92	$3,851	$(601)	$1,117	$—	$—	$516
Westin Boston Seaport District	28	$877	$(7,859)	$2,593	$2,140	$(60)	$(3,186)
Westin Fort Lauderdale Beach Resort	92	$4,003	$(1,966)	$1,118	$—	$—	$(848)
Westin San Diego Downtown	92	$1,600	$(2,444)	$1,124	$621	$—	$(699)
Westin Washington D.C. City Center	92	$486	$(3,290)	$1,316	$640	$—	$(1,334)
Worthington Renaissance Fort Worth Hotel	92	$1,689	$(2,685)	$1,126	$769	$2	$(788)
Total		$50,067	$(54,317)	$28,514	$6,720	$1,715	$(17,368)
Add: Prior Ownership Results (2)		$2,317	$(224)	$563	$—	$—	$339
Less: Sold Hotels (3)		$(153)	$5,235	$(2,445)	$(6)	$(8)	$2,776
Comparable Total		$52,231	$(49,306)	$26,632	$6,714	$1,707	$(14,253)
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel and Henderson Park Inn from July 1, 2020 to September 30, 2020.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	92	$4,787	$1,123	$455	$—	$—	$1,578
Barbary Beach House Key West	92	$2,666	$(55)	$351	$—	$—	$296
Bethesda Marriott Suites	92	$3,880	$(1,078)	$471	$—	$1,514	$907
Cavallo Point, The Lodge at the Golden Gate	92	$10,633	$1,327	$1,828	$—	$79	$3,234
Chicago Marriott Downtown Magnificent Mile	92	$32,503	$6,887	$4,166	$(8)	$(397)	$10,648
Courtyard Denver Downtown	92	$3,344	$1,393	$298	$—	$—	$1,691
Courtyard New York Manhattan/Fifth Avenue	92	$4,191	$103	$449	$—	$253	$805
Courtyard New York Manhattan/Midtown East	92	$7,909	$570	$697	$970	$—	$2,237
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$1	$(2)	$—	$—	$—	$(2)
Havana Cabana Key West	92	$1,996	$87	$260	$—	$—	$347
Hilton Boston Downtown/Faneuil Hall	92	$12,504	$4,271	$1,231	$—	$—	$5,502
Hilton Burlington Lake Champlain	92	$6,121	$2,451	$486	$—	$—	$2,937
Hilton Garden Inn New York/Times Square Central	92	$6,508	$944	$838	$—	$—	$1,782
Hotel Emblem San Francisco	92	$2,305	$399	$297	$—	$—	$696
Hotel Palomar Phoenix	92	$4,325	$(424)	$662	$39	$295	$572
JW Marriott Denver Cherry Creek	92	$5,907	$269	$746	$692	$6	$1,713
Kimpton Shorebreak Resort	92	$5,281	$1,808	$348	$—	$40	$2,196
L'Auberge de Sedona	92	$5,636	$727	$508	$—	$—	$1,235
Orchards Inn Sedona	92	$1,598	$(11)	$238	$—	$42	$269
Renaissance Charleston Historic District Hotel	92	$3,398	$642	$421	$—	$(32)	$1,031
Salt Lake City Marriott Downtown at City Creek	92	$8,849	$2,368	$575	$608	$—	$3,551
The Gwen Hotel	92	$10,771	$3,256	$1,077	$—	$—	$4,333
The Landing Lake Tahoe Resort & Spa	92	$4,060	$1,086	$418	$—	$—	$1,504
The Lexington Hotel	92	$18,337	$1,319	$3,607	$6	$8	$4,940
The Lodge at Sonoma Resort	92	$7,549	$2,070	$508	$281	$—	$2,859
Vail Marriott Mountain Resort	92	$8,109	$1,140	$1,011	$—	$—	$2,151
Westin Boston Seaport District	92	$24,009	$2,413	$2,418	$2,182	$(60)	$6,953
Westin Fort Lauderdale Beach Resort	92	$8,131	$(949)	$1,675	$—	$—	$726
Westin San Diego Downtown	92	$8,654	$1,439	$1,135	$637	$—	$3,211
Westin Washington D.C. City Center	92	$7,829	$280	$1,310	$663	$—	$2,253
Worthington Renaissance Fort Worth Hotel	92	$8,488	$(132)	$990	$784	$2	$1,644
Total		$240,279	$35,721	$29,474	$6,854	$1,750	$73,748
Add: Prior Ownership Results (2)		$6,045	$1,193	$563	$—	$—	$1,756
Less: Sold Hotels (3)		$(18,338)	$(1,317)	$(3,607)	$(6)	$(8)	$(4,938)
Comparable Total		$227,986	$35,597	$26,430	$6,848	$1,742	$70,566
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel and Henderson Park Inn from July 1, 2019 to September 30, 2019.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
		Year to Date 2021
	Days of Operation	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

Atlanta Marriott Alpharetta	273	$5,374	$(308)	$1,037	$—	$—	$729
Barbary Beach House Key West	273	$20,942	$9,049	$2,159	$—	$—	$11,208
Bethesda Marriott Suites	273	$3,119	$(7,484)	$1,570	$—	$4,486	$(1,428)
Bourbon Orleans Hotel	64	$1,646	$(91)	$543	$—	$4	$456
Cavallo Point, The Lodge at the Golden Gate	273	$21,678	$885	$5,698	$—	$281	$6,864
Chicago Marriott Downtown Magnificent Mile	171	$22,544	$(10,294)	$12,247	$54	$(1,192)	$815
Courtyard Denver Downtown	273	$5,042	$696	$1,135	$—	$—	$1,831
Courtyard New York Manhattan/Fifth Avenue	122	$3,980	$(4,184)	$986	$—	$760	$(2,438)
Courtyard New York Manhattan/Midtown East	273	$11,540	$(5,226)	$1,439	$2,786	$—	$(1,001)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	273	$10,234	$3,990	$808	$—	$—	$4,798
Henderson Park Inn	63	$1,813	$696	$150	$—	$—	$846
Hilton Boston Downtown/Faneuil Hall	273	$12,399	$(2,635)	$3,194	$—	$—	$559
Hilton Burlington Lake Champlain	273	$10,485	$2,186	$1,819	$—	$—	$4,005
Hilton Garden Inn New York/Times Square Central	151	$5,870	$(4,955)	$2,444	$—	$—	$(2,511)
Hotel Emblem San Francisco	273	$1,799	$(1,660)	$922	$—	$—	$(738)
Hotel Palomar Phoenix	273	$9,491	$(919)	$2,027	$—	$852	$1,960
JW Marriott Denver Cherry Creek	273	$13,930	$(819)	$2,352	$1,983	$14	$3,530
Kimpton Shorebreak Resort	273	$13,101	$3,419	$1,235	$—	$—	$4,654
L'Auberge de Sedona	273	$23,897	$7,810	$1,284	$—	$—	$9,094
Orchards Inn Sedona	273	$6,492	$1,902	$246	$—	$126	$2,274
Renaissance Charleston Historic District Hotel	273	$13,491	$4,019	$1,378	$—	$—	$5,397
Salt Lake City Marriott Downtown at City Creek	273	$11,495	$(206)	$1,557	$1,555	$21	$2,927
The Gwen Hotel	273	$15,657	$(910)	$3,273	$—	$—	$2,363
The Landing Lake Tahoe Resort & Spa	273	$8,028	$2,167	$1,268	$—	$—	$3,435
The Lexington Hotel	—	$60	$(6,618)	$1,925	$13	$16	$(4,664)
The Lodge at Sonoma Resort	273	$14,621	$720	$1,629	$799	$—	$3,148
Vail Marriott Mountain Resort	273	$18,183	$3,211	$3,019	$—	$—	$6,230
Westin Boston Seaport District	273	$21,664	$(15,845)	$7,608	$6,250	$(367)	$(2,354)
Westin Fort Lauderdale Beach Resort	273	$35,810	$6,296	$3,217	$—	$—	$9,513
Westin San Diego Downtown	273	$11,772	$(2,341)	$2,468	$1,806	$—	$1,933
Westin Washington D.C. City Center	273	$4,664	$(7,625)	$3,229	$1,849	$—	$(2,547)
Worthington Renaissance Fort Worth Hotel	273	$16,379	$(4,051)	$3,343	$2,246	$6	$1,544
Total		$377,200	$(29,125)	$77,209	$19,341	$5,007	$72,475
Add: Prior Ownership Results (2)		$6,406	$(425)	$1,313	$—	$—	$888
Less: Sold Hotels (2)		$(60)	$6,618	$(1,925)	$(13)	$(16)	$4,664
Comparable Total		$383,546	$(22,932)	$76,597	$19,328	$4,991	$78,027
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel from January 1, 2021 to July 28, 2021 and Henderson Park Inn from January 1, 2021 to July 29, 2021.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	274	$4,693	$(1,183)	$1,091	$—	$—	$(92)
Barbary Beach House Key West	204	$7,510	$(1,008)	$2,026	$—	$—	$1,018
Bethesda Marriott Suites	274	$3,555	$(7,790)	$1,728	$—	$4,522	$(1,540)
Cavallo Point, The Lodge at the Golden Gate	175	$11,417	$(5,762)	$5,547	$—	$281	$66
Chicago Marriott Downtown Magnificent Mile	130	$14,459	$(25,975)	$12,559	$170	$(1,192)	$(14,438)
Courtyard Denver Downtown	201	$2,338	$(1,167)	$1,092	$—	$—	$(75)
Courtyard New York Manhattan/Fifth Avenue	86	$2,377	$(5,638)	$1,111	$—	$760	$(3,767)
Courtyard New York Manhattan/Midtown East	274	$8,670	$(6,610)	$1,779	$2,875	$—	$(1,956)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	204	$4,832	$368	$799	$—	$—	$1,167
Hilton Boston Downtown/Faneuil Hall	144	$6,589	$(5,223)	$3,686	$—	$—	$(1,537)
Hilton Burlington Lake Champlain	167	$2,832	$(2,666)	$1,632	$—	$—	$(1,034)
Hilton Garden Inn New York/Times Square Central	88	$3,276	$(6,342)	$2,536	$—	$—	$(3,806)
Hotel Emblem San Francisco	179	$2,062	$(1,434)	$962	$—	$—	$(472)
Hotel Palomar Phoenix	192	$8,036	$(1,519)	$2,017	$116	$865	$1,479
JW Marriott Denver Cherry Creek	203	$6,043	$(5,200)	$2,124	$2,031	$18	$(1,027)
Kimpton Shorebreak Resort	274	$8,301	$643	$1,230	$—	$27	$1,900
L'Auberge de Sedona	274	$12,643	$963	$2,000	$—	$—	$2,963
Orchards Inn Sedona	229	$2,655	$(387)	$377	$—	$126	$116
Renaissance Charleston Historic District Hotel	236	$5,101	$(732)	$1,279	$—	$(85)	$462
Salt Lake City Marriott Downtown at City Creek	274	$8,666	$(2,524)	$1,663	$1,712	$—	$851
The Gwen Hotel	203	$6,872	$(5,790)	$3,327	$—	$—	$(2,463)
The Landing Lake Tahoe Resort & Spa	200	$6,664	$903	$1,251	$—	$—	$2,154
The Lexington Hotel	88	$8,857	$(19,230)	$9,107	$18	$24	$(10,081)
The Lodge at Sonoma Resort	172	$5,934	$(4,159)	$1,375	$822	$—	$(1,962)
Vail Marriott Mountain Resort	190	$16,413	$472	$3,348	$—	$—	$3,820
Westin Boston Seaport District	112	$17,551	$(19,193)	$7,762	$6,405	$(180)	$(5,206)
Westin Fort Lauderdale Beach Resort	274	$23,075	$1,659	$3,263	$—	$—	$4,922
Westin San Diego Downtown	274	$11,684	$(3,383)	$3,385	$1,861	$—	$1,863
Westin Washington D.C. City Center	274	$6,022	$(8,319)	$3,958	$1,925	$—	$(2,436)
Worthington Renaissance Fort Worth Hotel	274	$11,314	$(6,490)	$3,383	$2,302	$6	$(799)
Total		$240,441	$(142,716)	$87,397	$20,237	$5,172	$(29,907)
Add: Prior Ownership Results (2)		$8,435	$(415)	$1,688	$—	$—	$1,273
Less: Sold Hotels (3)		$(8,857)	$19,230	$(9,107)	$(18)	$(24)	$10,081
Comparable Total		$240,019	$(123,901)	$79,978	$20,219	$5,148	$(18,553)
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel and Henderson Park Inn from January 1, 2020 to September 30, 2020.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	273	$14,959	$3,891	$1,389	$—	$—	$5,280
Barbary Beach House Key West	273	$12,906	$3,557	$1,033	$—	$—	$4,590
Bethesda Marriott Suites	273	$13,051	$(2,031)	$1,422	$—	$4,555	$3,946
Cavallo Point, The Lodge at the Golden Gate	273	$30,600	$2,374	$5,557	$—	$221	$8,152
Chicago Marriott Downtown Magnificent Mile	273	$83,224	$12,127	$12,461	$110	$(1,192)	$23,506
Courtyard Denver Downtown	273	$8,881	$3,407	$881	$—	$—	$4,288
Courtyard New York Manhattan/Fifth Avenue	273	$11,417	$(519)	$1,330	$—	$760	$1,571
Courtyard New York Manhattan/Midtown East	273	$21,213	$(70)	$2,077	$2,891	$—	$4,898
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$8,798	$—	$—	$—	$8,798
Havana Cabana Key West	273	$7,351	$2,035	$740	$—	$—	$2,775
Hilton Boston Downtown/Faneuil Hall	273	$32,337	$9,124	$3,708	$—	$—	$12,832
Hilton Burlington Lake Champlain	273	$14,031	$3,917	$1,500	$—	$—	$5,417
Hilton Garden Inn New York/Times Square Central	273	$18,222	$1,731	$2,509	$—	$—	$4,240
Hotel Emblem San Francisco	273	$5,649	$323	$868	$—	$—	$1,191
Hotel Palomar Phoenix	273	$18,008	$2,319	$1,991	$116	$885	$5,311
JW Marriott Denver Cherry Creek	273	$14,380	$(944)	$1,975	$2,062	$18	$3,111
Kimpton Shorebreak Resort	273	$13,704	$3,586	$1,046	$—	$121	$4,753
L'Auberge de Sedona	273	$19,259	$3,688	$1,525	$—	$—	$5,213
Orchards Inn Sedona	273	$5,890	$884	$713	$—	$126	$1,723
Renaissance Charleston Historic District Hotel	273	$11,566	$3,438	$1,242	$—	$(95)	$4,585
Salt Lake City Marriott Downtown at City Creek	273	$23,586	$5,120	$1,680	$1,818	$—	$8,618
The Gwen Hotel	273	$25,709	$4,030	$3,285	$—	$—	$7,315
The Landing Lake Tahoe Resort & Spa	273	$7,618	$294	$1,179	$—	$—	$1,473
The Lexington Hotel	273	$47,872	$(1,778)	$10,697	$17	$24	$8,960
The Lodge at Sonoma Resort	273	$19,023	$3,234	$1,571	$840	$—	$5,645
Vail Marriott Mountain Resort	273	$27,989	$6,063	$3,035	$—	$—	$9,098
Westin Boston Seaport District	273	$70,991	$6,286	$7,266	$6,506	$(180)	$19,878
Westin Fort Lauderdale Beach Resort	273	$38,246	$7,223	$4,853	$—	$—	$12,076
Westin San Diego Downtown	273	$26,333	$4,769	$3,397	$1,901	$—	$10,067
Westin Washington D.C. City Center	273	$25,238	$2,075	$3,948	$1,986	$—	$8,009
Worthington Renaissance Fort Worth Hotel	273	$31,319	$5,597	$2,927	$2,340	$6	$10,870
Total		$700,572	$104,548	$87,805	$20,587	$5,249	$218,028
Add: Prior Ownership Results (2)		$19,194	$4,619	$1,688	$—	$—	$6,307
Less: Sold Hotels (3)		$(47,872)	$(7,020)	$(10,697)	$(17)	$(24)	$(17,758)
Comparable Total		$671,894	$102,147	$78,796	$20,570	$5,225	$206,577
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2)     Amounts represent the pre-acquisition operating results of the Bourbon Orleans Hotel and Henderson Park Inn from January 1, 2019 to September 30, 2019.
(3)    Amounts represent the operating results of Frenchman's Reef and The Lexington Hotel.